Exhibit 4.1
AMENDMENT NO. 4
TO FIRST AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
     Amendment No. 4 (this “Amendment”) dated as of September 27, 2007 to the First Amended and Restated Stockholders Agreement dated as of January 20, 1999 (such agreement, as previously amended, being referred to herein as the “Stockholders Agreement”) among Centennial Communications Corp. (the “Company”), the several persons named in Schedule I thereto (the “WCAS Purchasers”), the several persons named in Schedule II thereto (the “Blackstone Purchasers”), and Michael J. Small, as amended. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.
     WHEREAS, the parties to the Stockholders Agreement desire to amend the Stockholders Agreement as set forth herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Section 1(a)(i) of the Stockholders Agreement is hereby amended and restated in its entirety to read in full as set forth below:
“(i) the authorized number of directors on the Board of Directors of the Company (the “Board”) to be established at ten;”
     2. Section 1(b) of the Stockholders Agreement is hereby amended and restated in its entirety to read in full as set forth below:
     “(b) The directors not designated pursuant to clause (ii) of paragraph (a) above shall be directors that shall be elected by the stockholders of the Company. In any such election, the Stockholders shall vote their shares only for at least three such persons that (x) are not employees or officers of (i) the Company or any of its Subsidiaries or (ii) the Stockholders or their respective stockholders, members or partners and (y) otherwise qualify as “independent directors” under the rules applicable to members of an audit committee of the board of directors of any company whose securities are traded on any exchange or quotation system on which the Common Stock or any other securities of the Company are then listed or traded and satisfy any other requirements under the rules of any such exchange or quotation system or applicable law.”
     3. This Amendment shall not constitute an amendment or modification of any provision of, or schedule to, the Stockholders Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and schedules of the Stockholders Agreement are and shall remain in full force and effect.

     4. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party’s executed counterpart of this Amendment shall be deemed to be an executed original thereof.
     5. This Amendment shall be governed by, enforceable under and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

     IN WITNESS WHEREOF, the Company and the Stockholders listed below have each caused this Amendment to be duly executed as of the date first above written.

CENTENNIAL COMMUNICATIONS CORP.

By:	/s/ Thomas Fitzpatrick Name: Thomas Fitzpatrick
Title:

WELSH, CARSON, ANDERSON & STOWE VII, L.P.

By:	WCAS VII Partners, L.P., General Partner

By:	/s/ Anthony J. de Nicola Name: Anthony J. de Nicola
Title:

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

By:	WCAS VIII Associates, L.L.C., General Partner

By:	/s/ Anthony J. de Nicola Name: Anthony J. de Nicola
Title:

WCAS CAPITAL PARTNERS III, L.P.

By:	WCAS CP III Associates, L.L.C., General Partner

By:	/s/ Anthony J. de Nicola Name: Anthony J. de Nicola
Title:

WCAS INFORMATION PARTNERS, L.P.

By:	/s/ Anthony J. de Nicola Name: Anthony J. de Nicola
Title:

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Kristin M. Anderson Trust
Mark S. Anderson Trust
Daniel B. Anderson Trust
Thomas E. McInerney
Robert A. Minicucci
Anthony J. de Nicola
Paul B. Queally
D. Scott Mackesy
Laura M. VanBuren

By:	/s/ Jonathan Rather Jonathan Rather
As Attorney-in-fact

BLACKSTONE CCC CAPITAL PARTNERS L.P.

By:	Blackstone Management Associates III L.L.C., Its general partner

By:	/s/ Robert Friedman Name: Robert Friedman
Title:

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

By:	Blackstone Management Associates III L.L.C., Its general partner

By:	/s/ Robert Friedman Name: Robert Friedman
Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	Blackstone Management Associates III L.L.C., Its general partner

By:	/s/ Robert Friedman Name: Robert Friedman
Title:

/s/ Michael J. Small Michael J. Small

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